SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                               ------------------

                                   FORM 8-K/A

                                (AMENDMENT NO. 3)

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): September 30, 2003


                             Optimal Robotics Corp.
             (Exact Name of Registrant as Specified in its Charter)

                                     Canada
                 (State or Other Jurisdiction of Incorporation)

        0-28572                                           98-0160833
(Commission File Number)                       (IRS Employer Identification No.)

         4700 de la Savane, Suite 101, Montreal, Quebec, Canada H4P 1T7
          (Address of Principal Executive Offices, Including Zip Code)

                                 (514) 738-8885
              (Registrant's Telephone Number, Including Area Code)

This Amendment No. 3 to the Current Report on Form 8-K of Optimal Robotics Corp. (the "Registrant") amends and restates in its entirety the Current Report on Form 8-K of the Registrant, dated September 30, 2003, and filed with the Securities and Exchange Commission on October 15, 2003, as amended by Amendment No. 1 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on October 16, 2003 and Amendment No. 2 to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 12, 2003 ("Amendment No. 2"). The only changes from Amendment No. 2 are the inclusion under Item 7 of the unaudited Balance Sheet of RBA Inc. as at September 30, 2003 and unaudited Statements of Operations and Deficit and Cash Flows of RBA Inc. for the nine-month periods ended September 30, 2003 and 2002, and the inclusion as Exhibit 23.1 of an updated consent of KPMG LLP.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      On September 30, 2003, pursuant to an asset purchase agreement dated the same date, Optimal Services Group Inc., which is a Canadian wholly owned subsidiary of the Registrant, acquired the services business of RBA Inc., a privately held company based in Montreal. The net cost of the acquisition was approximately CDN$10.0 million, which was funded through a credit facility arranged with Royal Bank of Canada. The purchase price for the acquired assets was established by negotiation between the parties, and was paid by Optimal Services Group Inc. in part by cash and in part by the assumption of liabilities of RBA Inc.

      The acquired assets consist of substantially all of the assets used by RBA in its hardware maintenance outsourcing services business, including, without limitation, all inventories, movable property and equipment, accounts receivable and vehicle and immovable property leases, as well as all intangible property including the goodwill related to the business. Optimal Services Group Inc., which is part of the Registrant's service organization, will use the acquired assets to carry on the business formerly carried on by RBA Inc. The acquisition of the RBA business increases the service offerings and expands the customer base and markets of the Registrant's service organization.

      Neither RBA Inc. nor any of its officers or directors has any material relationship with the Registrant or any of its affiliates, any director or officer of the Registrant or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements

      The financial statements required by this Item 7 are included in this Current Report on Form 8-K/A. The financial statements filed herewith are:

      (i) Unaudited Pro Forma Consolidated Statements of Operations of the Registrant for the nine-month period ended September 30, 2003 and the year ended December 31, 2002;

      (ii) Unaudited Balance Sheet of RBA Inc. as at September 30, 2003 and unaudited Statements of Operations and Deficit and Cash Flows of RBA Inc. for the nine-month periods ended September 30, 2003 and 2002; and

      (iii) Financial statements of RBA Inc. for the years ended December 31, 2002, 2001 and 2000.

(c)   Exhibits

Exhibit
Number     Exhibit
------     -------

 23.1      Consent of KPMG LLP.

                                   SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2004                      Optimal Robotics Corp.
                                              (Registrant)


                                              By: /s/ Holden L. Ostrin
                                                      --------------------------
                                                      Holden L. Ostrin
                                                      Co-Chairman

Pro Forma Consolidated Statements of Operations of
(Unaudited)

OPTIMAL ROBOTICS CORP.

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

OPTIMAL ROBOTICS CORP.
Pro Forma Consolidated Statements of Operations
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

Statements of Operations

     Pro Forma Consolidated Statement of Operations (September 30, 2003).....  1

     Pro Forma Consolidated Statement of Operations (December 31, 2002)......  2

     Notes to Pro Forma Consolidated Statements of Operations................  3

OPTIMAL ROBOTICS CORP.
Pro Forma Consolidated Statement of Operations
(Unaudited)

Nine-month period ended September 30, 2003
(expressed in US dollars)

========================================================================================================
                                        Optimal                           Pro Forma          Pro Forma
                                     Robotics Corp.      RBA Inc.        adjustments        consolidated
--------------------------------------------------------------------------------------------------------
                                                                           (note 3)

Revenues                              $ 48,265,011     $ 22,135,685     $         --        $ 70,400,696

Cost of sales                           32,856,633       18,494,155           40,703(a)       51,391,491

--------------------------------------------------------------------------------------------------------
Gross margin                            15,408,378        3,641,530          (40,703)         19,009,205

Expenses (income):
     Selling, general and
       administrative                   17,958,103        1,822,658          238,388(b)       20,019,149
     Amortization                        2,043,977          838,707          509,958(c)        3,392,642
     Operating lease                     1,263,802          798,013               --           2,061,815
     Research and development              790,805               --               --             790,805
     Restructuring                         749,330               --               --             749,330
     Interest (income) expense            (716,244)         424,668               --            (291,576)
     Foreign exchange                      195,469               --               --             195,469
     ---------------------------------------------------------------------------------------------------
                                        22,285,242        3,884,046          748,346          26,917,634

--------------------------------------------------------------------------------------------------------
Loss before income taxes                (6,876,864)        (242,516)        (789,049)         (7,908,429)

Recovery of income tax                  (3,569,000)              --               --          (3,569,000)

--------------------------------------------------------------------------------------------------------
Net loss                              $ (3,307,864)    $   (242,516)    $   (789,049)       $ (4,339,429)
--------------------------------------------------------------------------------------------------------

Loss per share:
     Basic                            $      (0.22)                                         $      (0.29)
     Diluted                                 (0.22)                                                (0.29)

========================================================================================================

Weighted average number of shares:
     Basic                              14,936,235                                            14,936,235
     Plus impact of stock options              419                                                   419

--------------------------------------------------------------------------------------------------------
     Diluted                            14,936,654                                            14,936,654
========================================================================================================

See accompanying notes to unaudited pro forma consolidated statements of operations.

OPTIMAL ROBOTICS CORP.
Pro Forma Consolidated Statement of Operations
(Unaudited)

Year ended December 31, 2002
(expressed in US dollars)

============================================================================================================
                                         Optimal                             Pro Forma          Pro Forma
                                      Robotics Corp.       RBA Inc.         adjustments        consolidated
------------------------------------------------------------------------------------------------------------
                                                                             (note 3)

Revenues                              $  75,717,591     $  25,094,952     $          --        $ 100,812,543

Cost of sales                            50,261,337        22,134,510           239,474(a)        72,635,321

------------------------------------------------------------------------------------------------------------
Gross margin                             25,456,254         2,960,442          (239,474)          28,177,222

Expenses (income):
     Selling, general and
       administrative                    29,000,862         2,132,601           193,974(b)        31,327,437
     Amortization                         2,655,820           981,063           679,944(c)         4,316,827
     Operating lease                      1,550,962           919,622                --            2,470,584
     Research and development             1,289,848           (55,225)               --            1,234,623
     Restructuring                        1,038,835                --                --            1,038,835
     Interest (income) expense           (1,816,889)          350,632                --           (1,466,257)
     Foreign exchange                         5,009                --                --                5,009
     -------------------------------------------------------------------------------------------------------
                                         33,724,447         4,328,693           873,918           38,927,058

------------------------------------------------------------------------------------------------------------
Loss before income taxes                 (8,268,193)       (1,368,251)       (1,113,392)         (10,749,836)

Recovery of income tax                   (2,940,963)               --                --           (2,940,963)

------------------------------------------------------------------------------------------------------------
Net loss                              $  (5,327,230)    $  (1,368,251)    $  (1,113,392)       $  (7,808,873)
------------------------------------------------------------------------------------------------------------

Loss per share:
     Basic                            $       (0.35)                                           $       (0.52)
     Diluted                                  (0.35)                                                   (0.52)

============================================================================================================

Weighted average number of shares:
     Basic                               15,058,533                                               15,058,533
     Plus impact of stock options            42,874                                                   42,874

------------------------------------------------------------------------------------------------------------
     Diluted                             15,101,407                                               15,101,407
============================================================================================================

See accompanying notes to unaudited pro forma consolidated statements of operations.

OPTIMAL ROBOTICS CORP.
Notes to Pro Forma Consolidated Statements of Operations
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

================================================================================

1.    Basis of Presentation:

      The pro forma consolidated statements of operations (the "Statements") give effect to the business acquisition of RBA Inc. ("RBA") by Optimal Robotics Corp. ( the "Company" or "Optimal"). The Statements have been prepared by management in accordance with Canadian generally accepted accounting principles. A reconciliation of the differences between Canadian and United States generally accepted accounting principles is presented in note 4.

      The pro forma consolidated statement of operations for the year ended December 31, 2002 is based on the audited consolidated statement of operations of Optimal and RBA for the year ended December 31, 2002. The pro forma consolidated statement of operations for the year ended December 31, 2002 gives effect to the business acquisition of RBA as if it had taken place on January 1, 2002.

      The pro forma consolidated statement of operations for the nine-month period ended September 30, 2003 is based on the unaudited consolidated interim financial statements of Optimal and RBA as at September 30, 2003. The pro forma consolidated statement of operations for the nine-month period ended September 30, 2003 gives effect to the business acquisition of RBA as if it had taken place on January 1, 2002.

      The functional currency of RBA is the Canadian dollar. The statements of operations of RBA for the year ended December 31, 2002 and September 30, 2003 have been converted into US dollars at the average exchange rates for the periods which were as follows: year ended December 31, 2002 - CA$1 = US$0.6370; nine-month period ended September 30, 2003 - CA$1 = US$0.6999.

      The pro forma consolidated statements of operations are not necessarily indicative of what the results of operations would have been for the periods presented, nor do they purport to project the Company's results of operations for any future periods. The statements of operations do not include the expected benefits and cost savings arising from the business acquisition.

      The pro forma consolidated statements of operations should be read in conjunction with the consolidated financial statements of Optimal for the periods mentioned above.

2.    Business Acquisition:

      On September 30, 2003, the Company acquired substantially all of the assets and the ongoing business of RBA, a company that provides hardware maintenance outsourcing services, including debit/credit card system maintenance and computer maintenance services, across Canada.

      The net assets acquired for cash are approximately $6.0 million (CA$8.1 million), subject to the determination of certain post closing adjustments, if any. The acquisition was accounted for by the Company using the purchase method.

OPTIMAL ROBOTICS CORP.
Notes to Pro Forma Consolidated Statements of Operations, Continued
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

================================================================================

2.    Business Acquisition (continued):

      The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at date of acquisition. The Company is in the process of finalizing the valuation of the net assets acquired, including the allocation to other intangible assets and the determination of goodwill; thus, the allocation of the purchase price is subject to final modifications.

===============================================================================
Assets acquired:
    Accounts receivable                                            $  3,578,193
    Inventories                                                       2,222,135
    Property and equipment                                            1,798,528
    Prepaid expenses and deposits                                       289,004
    Customer contracts and customer relationships                     3,399,720
    Goodwill                                                          3,133,625
    ---------------------------------------------------------------------------
                                                                     14,421,205

Liabilities assumed:
    Accounts payable and accrued liabilities                         (3,931,808)
    Deferred revenue                                                   (697,454)
    Current portion of long-term debt                                (2,384,182)
    Long-term debt                                                   (1,361,924)
    ---------------------------------------------------------------------------
                                                                     (8,375,368)

-------------------------------------------------------------------------------
Net assets acquired for cash                                       $  6,045,837
===============================================================================

3.    Pro Forma Adjustments:

The pro forma consolidated statements of operations do not include any benefits from anticipated synergies and incorporate the following adjustments:

(i)   To conform the accounting policies of RBA with those of the Company:

      (a) Represent costs capitalized by RBA that would be expensed by the Company.

      (b) Represent deferred charges in the accounts of RBA related to specific contracts with customers that would be expensed by the Company.

(ii)  As a result of the acquisition of RBA:

      (c) Represent the amortization of the customer contracts acquired as part of the RBA acquisition using the straight-line method over the estimated useful life of 60 months.

OPTIMAL ROBOTICS CORP.
Notes to Pro Forma Consolidated Statements of Operations, Continued
(Unaudited)

Nine-month period ended September 30, 2003 and year ended December 31, 2002 (expressed in US dollars)

================================================================================

4.    Canadian/U.S. Reporting Differences:

      The reconciliation of the pro forma net loss reported in accordance with Canadian GAAP and U.S. GAAP is as follows:

====================================================================================================
                                                            Nine-month period ended       Year ended
                                                                      September 30,     December 31,
                                                                               2003             2002
----------------------------------------------------------------------------------------------------

Pro forma net loss in accordance with Canadian GAAP                    $ (4,339,429)    $ (7,808,873)
Stock-based compensation (i)                                                     --        9,778,143

----------------------------------------------------------------------------------------------------
Pro forma net (loss) earnings in accordance with U.S. GAAP             $ (4,339,429)    $  1,969,270
====================================================================================================

(Loss) earnings per share:
    Basic                                                              $      (0.29)    $       0.13
    Diluted                                                                   (0.29)            0.13
====================================================================================================

      The weighted average number of common shares outstanding for purposes of determining basic and diluted earnings (loss) per share is the same as that disclosed for Canadian GAAP purposes.

      (i)   Stock-based compensation:

            For stock-based compensation plans with employees, as permitted by Statement of Financial Accounting Standards No. 123 (SFAS 123), the Company has chosen to use the intrinsic value method, which requires compensation costs to be recognized on the difference, if any, between the quoted market price of the stock at the grant date and the amount the individual must pay to acquire the stock. Prior to the cancellation of the outstanding stock options referred to in note 8 (b) of the interim consolidated financial statements of Optimal as at and for the period ended September 30, 2003, certain of the Company's stock options were variable because the exercise price was not known until the options were exercised. As a result, compensation cost was measured on the date the options are exercised.

            Under Canadian GAAP, the Company uses the settlement method of accounting for options and compensation expense is not recognized.

            Financial Statements of
            (Unaudited)

            RBA INC.

            Nine-month periods ended September 30, 2003 and 2002
            (expressed in Canadian dollars)

RBA INC.
Financial Statements
(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

Financial Statements

     Balance Sheets.........................................................   1

     Statements of Operations and (Deficit) Retained Earnings...............   2

     Statements of Cash Flows...............................................   3

     Notes to Financial Statements..........................................   4

RBA INC.
Balance Sheets
(Unaudited)

September 30, 2003, with comparative figures for December 31, 2002 (expressed in Canadian dollars)

=========================================================================================
                                                           September 30,     December 31,
                                                                    2003             2002
-----------------------------------------------------------------------------------------
                                                             (Unaudited)        (Audited)

Assets

Current assets:
     Cash                                                   $    626,933     $         --
     Accounts receivable                                       6,113,842        7,822,690
     Income taxes receivable                                      45,113          164,145
     Inventories                                               3,199,882        3,751,578
     Prepaid expenses                                            261,019          143,253
     ------------------------------------------------------------------------------------
                                                              10,246,789       11,881,666

Capital assets                                                 2,768,359        3,854,950

Other assets:
     Deferred charges                                            713,291          560,499
     Deposits and other                                           36,292           36,292
     ------------------------------------------------------------------------------------
                                                                 749,583          596,791

-----------------------------------------------------------------------------------------
                                                            $ 13,764,731     $ 16,333,407
=========================================================================================

Liabilities and Excess of Deficit over Share Capital

Current liabilities:
     Bank indebtedness                                      $         --     $    147,736
     Accounts payable and accrued liabilities                  8,542,010       10,655,876
     Unearned revenue                                             89,932           34,600
     Current portion of promissory note                        2,644,434               --
     Current portion of long-term debt                                --          827,200
     Current portion of obligations under capital leases         574,212        1,005,738
     Debentures                                                       --           20,017
     ------------------------------------------------------------------------------------
                                                              11,850,588       12,691,167

Due to RBA Trust                                                 851,633          803,031
Accrued long-term interest                                        82,516               --
Obligations under capital leases                                 516,381        1,076,367
Promissory note                                                1,322,217        2,600,000
Debentures                                                            --          155,000

Excess of deficit over share capital:
     Share capital (note 3)                                      261,855           94,255
     Deficit                                                  (1,120,459)      (1,086,413)
     ------------------------------------------------------------------------------------
                                                                (858,604)        (992,158)
-----------------------------------------------------------------------------------------
                                                            $ 13,764,731     $ 16,333,407
=========================================================================================

See accompanying notes to unaudited financial statements.

RBA INC.
Statements of Operations and (Deficit) Retained Earnings
(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

=====================================================================================================
                                                                                2003             2002
-----------------------------------------------------------------------------------------------------
                                                                          (9 months)       (9 months)
                                                                         (Unaudited)      (Unaudited)

Revenues                                                                $ 31,491,826     $ 28,262,483

Operating expenses (income):
     Direct costs, selling, general and administrative                    29,381,313       27,081,070
     Amortization of capital assets                                        1,010,467        1,090,811
     Amortization of deferred charges                                        187,794           17,008
     Write-off of inventories                                                511,150          255,071
     Interest on long-term debt and obligations under capital leases         214,822          210,662
     Interest and bank charges                                               213,126           99,338
     Interest on debentures                                                    7,200            9,323
     Research and development tax credits                                         --          (86,692)
     ------------------------------------------------------------------------------------------------
                                                                          31,525,872       28,676,591

-----------------------------------------------------------------------------------------------------
Loss before income taxes                                                     (34,046)        (414,108)

Income tax recovery                                                               --          (62,288)

-----------------------------------------------------------------------------------------------------
Net loss                                                                     (34,046)        (351,820)

(Deficit) retained earnings, beginning of period                          (1,086,413)       1,061,468

-----------------------------------------------------------------------------------------------------
(Deficit) retained earnings, end of period                              $ (1,120,459)    $    709,648
=====================================================================================================

See accompanying notes to unaudited financial statements.

RBA INC.
Statements of Cash Flows
(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

===========================================================================================
                                                                        2003           2002
-------------------------------------------------------------------------------------------
                                                                  (9 months)     (9 months)
                                                                 (Unaudited)    (Unaudited)

Cash flows from operating activities:
     Net loss                                                   $   (34,046)    $  (351,820)
     Adjustments for:
         Amortization of capital assets and deferred charges      1,198,261       1,107,819
         (Gain) loss on disposal of capital assets                  (21,062)          4,286
         Write-off of inventories                                   511,150         255,071
     Changes in non-cash assets and liabilities:
         Accounts receivable                                      1,708,848      (1,301,837)
         Income taxes receivable                                    119,032        (226,763)
         Inventories                                                 40,546        (985,026)
         Prepaid expenses                                          (117,766)       (126,488)
         Deposits and others                                             --            (150)
         Unearned revenues                                           55,332         (31,483)
         Accrued liabilities                                     (2,113,866)      2,704,903
         Due to RBA Trust                                            48,602         422,062
     --------------------------------------------------------------------------------------
                                                                  1,395,031       1,470,574

Cash flows from financing activities:
     Decrease in bank indebtedness                                 (147,736)       (124,513)
     Increase in accrued long-term interest                          82,516              --
     Decrease in treasury shares                                     (7,417)         (1,712)
     Increase in promissory note                                  1,366,651              --
     Repayment of long-term debt                                   (827,200)       (179,585)
     Repayment of obligations under capital leases                 (991,512)       (787,000)
     --------------------------------------------------------------------------------------
                                                                   (524,698)     (1,092,810)

Cash flows from investing activities:
     Additions to capital assets                                   (340,586)       (195,275)
     Proceeds on disposal of capital assets                         252,430          71,390
     Increase in deferred charges                                  (155,244)       (253,879)
     --------------------------------------------------------------------------------------
                                                                   (243,400)       (377,764)

-------------------------------------------------------------------------------------------
Net change in cash, being cash at the end of the period         $   626,933     $        --
===========================================================================================

Supplemental disclosures to cash flow statement:
     Interest paid                                              $   435,148     $   319,323

     Non-cash transaction:
         Conversion of debentures into shares                       175,017              --
===========================================================================================

See accompanying notes to unaudited financial statements.

RBA INC.
Notes to Financial Statements
(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

================================================================================

1.    General:

      The balance sheet is presented on September 30, 2003, immediately prior to the sale of business discussed in note 4.

2.    Interim financial information:

      These financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The unaudited balance sheet as at September 30, 2003 and the unaudited statements of operations and deficit and cash flows for the periods ended September 30, 2003 and 2002 reflect all adjustments which, in the opinion of management, are necessary to a fair statement of the results of the interim periods presented. These interim financial statements follow the same accounting policies and methods of their application as described in note 3 of the annual financial statements for the year ended December 31, 2002. The interim financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the most recent annual financial statements of the Company as at and for the year ended December 31, 2002.

      The Company's revenues and income are subject to seasonal variations. Consequently, the results of operations for the nine-month periods ended September 30, 2003 and 2002 are not traditionally indicative of the results to be expected for the full year.

3.    Share capital:

      Changes in share capital during the nine-month period ended September 30, 2003 were as follows:

===============================================================================

Balance, December 31, 2002                                            $  94,255
Conversion of debentures into common shares                             175,017
Repurchase of treasury shares                                            (7,417)

-------------------------------------------------------------------------------
Balance, September 30, 2003                                           $ 261,855
===============================================================================

4.    Sale of business:

      On September 30, 2003, the Company sold substantially all of the assets and the ongoing business to Optimal Robotics Corp. for approximately $8 million.

RBA INC.
Notes to Financial Statements, Continued
(Unaudited)

Nine-month periods ended September 30, 2003 and 2002
(expressed in Canadian dollars)

================================================================================

5.    Reconciliation to United States GAAP:

      The financial statements of the Company are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

      Statement of operations:

===============================================================================
                                                  September 30,   September 30,
                                                           2003            2002
-------------------------------------------------------------------------------
                                                     (9 months)      (9 months)
                                                    (Unaudited)      (Unaudited

Net loss in accordance with Canadian GAAP           $   (34,046)    $  (351,820)

Current period adjustment:
    Deferred charges (i)                               (152,792)       (178,267)

-------------------------------------------------------------------------------
Net loss in accordance with United States GAAP      $  (186,838)    $  (530,087)
===============================================================================

Statement of deficit:

===============================================================================
                                                  September 30,    December 31,
                                                           2003            2002
-------------------------------------------------------------------------------
                                                     (9 months)     (12 months)
                                                    (Unaudited)       (Audited)

Deficit, end of period in accordance
  with Canadian GAAP                                $(1,120,459)    $(1,086,413)

Adjustment to deficit related to deferred
  charges (i)                                          (713,291)       (560,499)

-------------------------------------------------------------------------------
Deficit, end of period in accordance
  with United States GAAP                           $(1,833,750)    $(1,646,912)
===============================================================================

      (i) Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate. United States GAAP requires such costs to be expensed as incurred.

                 Financial Statements of

                 RBA INC.

                 Years ended December 31, 2002, 2001 and 2000

[LOGO]

          KPMG LLP
          Chartered Accountants
          2000 McGill College Avenue                   Telephone  (514) 840-2100
          Suite 1900                                   Telefax (514) 840-2187
          Montreal (Quebec)  H3A 3H8                   www.kpmg.ca

AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.

We have audited the balance sheets of RBA Inc. as at December 31, 2002, 2001 and 2000 and the statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounted principles.


(signed) KPMG LLP
Chartered Accountants

Montreal, Canada
April 25, 2003
(June 3, 2003 as to notes 13 and 20)

[GRAPHIC]   KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.

[LOGO]

          KPMG LLP
          Chartered Accountants
          2000 McGill College Avenue                   Telephone  (514) 840-2100
          Suite 1900                                   Telefax (514) 840-2187
          Montreal (Quebec)  H3A 3H8                   www.kpmg.ca

AUDITORS' REPORT TO THE DIRECTORS OF RBA INC.

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report to the shareholders dated April 25, 2003 (June 3, 2003 as to notes 13 and 20) is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the financial statements.


(signed) KPMG LLP
Chartered Accountants

Montreal, Canada
April 25, 2003
(June 3, 2003 as to notes 13 and 20)

[GRAPHIC]   KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.

RBA INC.
Financial Statements

Years ended December 31, 2002, 2001 and 2000

Financial Statements

     Balance Sheets.........................................................   1

     Statements of Operations and Retained Earnings (Deficit)...............   3

     Statements of Cash Flows...............................................   4

     Notes to Financial Statements..........................................   5

RBA INC.
Balance Sheets

December 31, 2002, 2001 and 2000

=====================================================================================
                                                   2002           2001           2000
-------------------------------------------------------------------------------------

Assets

Current assets:
     Accounts receivable (notes 4 and 8)   $  7,822,690   $  5,062,976   $  7,312,009
     Inventories (notes 5 and 8)              3,751,578      3,431,384      3,782,978
     Income taxes receivable                    164,145        172,816        224,599
     Prepaid expenses                           143,253         86,667        168,429
     --------------------------------------------------------------------------------
                                             11,881,666      8,753,843     11,488,015

Capital assets (note 6)                       3,854,950      5,144,078      4,397,482

Other assets:
     Deferred charges (note 7)                  560,499         30,244         13,911
     Deposits and others                         36,292         35,892         48,045
     --------------------------------------------------------------------------------
                                                596,791         66,136         61,956

-------------------------------------------------------------------------------------
                                           $ 16,333,407   $ 13,964,057   $ 15,947,453
=====================================================================================

==============================================================================================
                                                          2002             2001           2000
----------------------------------------------------------------------------------------------

Liabilities and Shareholders' Deficiency

Current liabilities:
     Bank indebtedness (note 8)                    $    147,736    $  1,935,859   $  2,035,355
     Accounts payable and accrued
       liabilities (note 13)                         10,655,876       5,623,743      6,396,730
     Unearned revenue                                    34,600          97,300        136,332
     Debentures (note 9)                                 20,017              --             --
     Current portion of long-term debt (note 10)        827,200         235,985        295,596
     Current portion of obligations
       under capital leases (note 11)                 1,005,738       1,008,120        776,251
     -----------------------------------------------------------------------------------------
                                                     12,691,167       8,901,007      9,640,264

     Due to RBA Trust (note 12)                         803,031         818,757        656,924
     =========================================================================================
                                                     13,494,198       9,719,764     10,297,188

Debentures (note 9)                                     155,000         175,017        100,017

Long-term debt (note 10)                                     --         827,200      1,006,785

Obligations under capital leases (note 11)            1,076,367       2,086,851      1,635,966

Long-term payable (note 13)                           2,600,000              --             --

Future income taxes (note 17)                                --              --        379,731

Shareholders' deficiency:
     Share capital (note 14)                             94,255          93,790         75,377
     (Deficit) retained earnings                     (1,086,413)      1,061,435      2,452,389
     -----------------------------------------------------------------------------------------
                                                       (992,158)      1,155,225      2,527,766

Future operations (note 1)
Commitment (note 15)
Contingencies (note 16)
Subsequent events (notes 13 and 20)

----------------------------------------------------------------------------------------------
                                                   $ 16,333,407    $ 13,964,057   $ 15,947,453
==============================================================================================

See accompanying notes to financial statements.


On behalf of the Board:

______________________ Director

RBA INC.
Statements of Operations and Retained Earnings (Deficit)

Years ended December 31, 2002, 2001 and 2000

====================================================================================================
                                                                2002            2001            2000
----------------------------------------------------------------------------------------------------

Revenues                                                $ 39,394,055    $ 38,996,480    $ 43,090,158

Operating expenses (revenues):
     Direct costs, selling, general and
       administrative                                     39,004,041      38,217,146      39,744,439
     Amortization of capital assets                        1,468,933       1,402,135       1,263,428
     Amortization of deferred charges                         71,139          31,830          33,347
     Write-off of inventories for obsolescence               648,063         679,886         537,569
     Write-off of deferred charges                                --              --          93,270
     Interest on bank indebtedness                           135,289         135,975         223,256
     Interest on long-term debt and obligations under
       capital leases                                        288,503         288,335         371,083
     Interest on debentures                                   12,627          15,572           1,754
     Research and development tax credit                     (86,692)             --              --
     -----------------------------------------------------------------------------------------------
                                                          41,541,903      40,770,879      42,268,146

----------------------------------------------------------------------------------------------------
(Loss) earnings before income taxes                       (2,147,848)     (1,774,399)        822,012

Income taxes:
     (Recovered) current                                          --          (3,714)         10,154
     Future                                                       --        (379,731)        288,122
     -----------------------------------------------------------------------------------------------
                                                                  --        (383,445)        298,276

----------------------------------------------------------------------------------------------------
Net (loss) earnings                                       (2,147,848)     (1,390,954)        523,736

Retained earnings, beginning of year                       1,061,435       2,452,389       1,928,653

----------------------------------------------------------------------------------------------------
(Deficit) retained earnings, end of year                $ (1,086,413)   $  1,061,435    $  2,452,389
====================================================================================================

See accompanying notes to financial statements.

RBA INC.
Statements of Cash Flows

Years ended December 31, 2002, 2001 and 2000

=================================================================================================
                                                             2002            2001            2000
-------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net (loss) earnings                             $ (2,147,848)   $ (1,390,954)   $    523,736
     Adjustments for:
         Amortization of capital assets
           and deferred charges                         1,540,072       1,433,965       1,296,775
         Write-off of inventories for obsolescence        648,063         679,886         537,569
         Write-off of deferred charges                         --              --          93,270
         Loss (gain) on disposal of capital assets          2,585         (16,909)         (8,856)
         Income taxes                                          --        (379,731)        288,122
     --------------------------------------------------------------------------------------------
                                                           42,872         326,257       2,730,616
     Net change in non-cash operating
       assets and liabilities                           1,177,421       1,416,253        (681,990)
     --------------------------------------------------------------------------------------------
                                                        1,220,293       1,742,510       2,048,626

Cash flows from financing activities:
     Decrease in bank indebtedness                     (1,788,123)        (99,496)       (615,805)
     Repayment of long-term debt                         (235,985)       (239,196)       (295,596)
     Repayment of obligations under capital leases     (1,078,370)     (1,008,546)       (775,699)
     Increase in debentures                                    --          75,000         100,017
     Decrease (increase) in treasury shares                   465          18,413            (214)
     Increase in long-term payable                      2,600,000              --              --
     --------------------------------------------------------------------------------------------
                                                         (502,013)     (1,253,825)     (1,587,297)

Cash flows from investing activities:
     Increase in deferred charges                        (601,394)        (48,163)        (30,400)
     Proceeds on disposal of capital assets                43,736          42,822           9,150
     Additions to capital assets                         (160,622)       (483,344)       (440,079)
     --------------------------------------------------------------------------------------------
                                                         (718,280)       (488,685)       (461,329)

-------------------------------------------------------------------------------------------------
Net change in cash, being cash at end of year        $         --    $         --    $         --
=================================================================================================

Supplemental information on cash flows:
     Interest paid                                   $    489,627    $    482,617    $    632,660
     Income taxes received                                181,524          66,476          38,340
     Non-cash financing and investing activities:
         Additions to capital assets through
           capital leases                                  65,504       1,691,300         476,993
=================================================================================================

See accompanying notes to financial statements.

RBA INC.
Notes to Financial Statements

Years ended December 31, 2002, 2001 and 2000

================================================================================

      The Company was incorporated on February 8, 1980 under the Canada Business Corporations Act and its principal activity is the repair and maintenance of computer equipment.

1.    Future operations:

      These financial statements have been prepared on a going concern basis in accordance with Canadian generally accepted accounting standards which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The validity of the going concern assumption depends on the ability of the Company to generate profits from future operations and to obtain the continued support from the bank and its shareholders. The Company must maintain an adequate line of credit as well as loans granted by its financial institutions. As explained in notes 8 and 10, the Company is in violation of certain restrictive covenants under its banking agreements. The Company is also actively seeking for new financing sources and must renegotiate the financing terms of its long-term credit facilities with one of its bankers (see notes 13 and 20).

      These financial statements do not reflect the adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern basis was not appropriate for these financial statements, then adjustments would be necessary in the carrying value of its assets and liabilities, the reported revenues and expenses, as well as the presentation of the balance sheet.

2.    Basis of presentation:

      On January 1, 2002, the Company amalgamated RBA Technologies Inc., RBA Quebec Inc., Solutions Informatiques RBA Inc. and RBA Canada Inc., its wholly-owned subsidiaries.

      The amalgamation has been accounted for using the continuity of interests method. The figures for the years ended December 31, 2001 and 2000 include the consolidated financial statements of RBA Inc., RBA Technologies Inc., RBA Quebec Inc., Solutions Informatiques RBA Inc. and RBA Canada Inc.

3.    Significant accounting policies:

      (a)   Foreign currency translation:

            Foreign currency transactions are translated using the temporal method. Under this method, monetary asset and liability items are translated at the exchange rate in effect at year-end. Non-monetary items are translated at historical exchange rates. Revenue and expense items are translated at the exchange rates in effect at the date of the transaction. Translation gains or losses are included in the results of the year.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

3.    Significant accounting policies (continued):

      (b)   Inventories:

            The Company maintains a significant amount of new and used spare parts and repair components, in order to fulfill their service contracts. The Company must keep a certain amount of parts, which can be used to service equipment and machinery which utilize older technologies. These parts, categorized as being either consumable or repairable, are stated at the lower of cost and replacement cost. Cost is determined using the average cost method.

            The consumable parts used to repair components are expensed to direct costs as consumed.

            The repairable parts, which can be refurbished and then reused, are capitalized to inventory as long as they are associated with service contracts. The costs to refurbish the parts are expensed as direct costs.

            Stocks held for more than 5 years are written off without taking into consideration any potential future use. Also, management reviews periodically, the value of spare parts and repair components of 5 years and less based on factors like the foreseen level of use of spare parts for actual contracts and changes in the Company's target market.

      (c)   Capital assets and assets held under capital leases:

            Capital assets are stated at cost. Amortization of capital assets and assets held under capital leases are provided using the following methods, periods and annual rates:

================================================================================
Asset                                             Basis              Rate/period
--------------------------------------------------------------------------------

Rolling stock                             Straight-line                  4 years
Software and computer equipment       Declining balance                      30%
Furniture and equipment               Declining balance                      20%
Telephone systems                         Straight-line                 10 years
Leasehold improvements                    Straight-line        Term of the lease
                                                             including a renewal
                                                                          option
================================================================================

      (d)   Deferred charges:

            Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

3.    Significant accounting policies (continued):

      (e)   Revenue recognition:

            The Company recognizes revenue when goods are shipped or when the service is rendered. Revenue on service contracts is recognized over the duration of the contract. Advance billings are shown as unearned revenue.

      (f)   Stock option plan:

            The Company offers a stock option plan to certain employees, as described in note 14. No salary expense is recognized for this stock option plan when shares or stock options are issued. All consideration paid by the beneficiaries when options are exercised is credited to share capital.

      (g)   Income taxes:

            The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

      (h)   Use of estimates:

            The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. The financial statement accounts that required the most estimates include the valuation of inventories, allowance for doubtful accounts and capitalized amounts in capital assets and deferred charges. Actual results could differ from those estimates.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

4.    Accounts receivable:

================================================================================
                                              2002           2001           2000
--------------------------------------------------------------------------------

Trade receivables                     $  7,664,512   $  4,953,596   $  7,201,944
Advances to a shareholder company,
  without interest (note 16 (i))           135,843         71,066         75,849
Miscellaneous advances                      22,335         38,314         34,216

--------------------------------------------------------------------------------
                                      $  7,822,690   $  5,062,976   $  7,312,009
================================================================================

5.   Inventories:

================================================================================
                                              2002           2001           2000
--------------------------------------------------------------------------------

Spare parts                           $  2,828,497   $  2,775,385   $  3,211,387
Repair components                          867,768        599,110        514,284
Supplies                                    55,313         56,889         57,307

--------------------------------------------------------------------------------
                                      $  3,751,578   $  3,431,384   $  3,782,978
================================================================================

6.   Capital assets:

================================================================================
                                                                            2002
--------------------------------------------------------------------------------

                                                      Accumulated       Net book
                                              Cost   amortization          value
--------------------------------------------------------------------------------

Software and computer
  equipment                           $  2,978,175   $  2,188,471   $    789,704
Furniture and equipment                  1,796,823      1,434,129        362,694
Telephone systems                          285,494        229,175         56,319
Leasehold improvements                     795,695        418,243        377,452
--------------------------------------------------------------------------------
                                         5,856,187      4,270,018      1,586,169

Assets under capital leases:
    Rolling stock                        4,220,366      2,305,963      1,914,403
    Furniture and equipment                794,302        573,124        221,178
    Telephone systems                      226,624        199,803         26,821
    Computer equipment                     891,590        785,211        106,379
    ----------------------------------------------------------------------------
                                         6,132,882      3,864,101      2,268,781

--------------------------------------------------------------------------------
                                      $ 11,989,069   $  8,134,119   $  3,854,950
================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

6.    Capital assets (continued):

================================================================================
                                                                            2001
--------------------------------------------------------------------------------

                                                      Accumulated       Net book
                                              Cost   amortization          value
--------------------------------------------------------------------------------

Software and computer
  equipment                           $  2,873,220   $  1,889,366   $    983,854
Furniture and equipment                  1,705,575      1,356,746        348,829
Telephone systems                          283,502        209,078         74,424
Leasehold improvements                     780,665        359,544        421,121
--------------------------------------------------------------------------------
                                         5,642,962      3,814,734      1,828,228

Assets under capital leases:
    Rolling stock                        4,309,404      1,456,665      2,852,739
    Furniture and equipment                781,402        519,710        261,692
    Telephone systems                      226,624        177,141         49,483
    Computer equipment                     891,590        739,654        151,936
    ----------------------------------------------------------------------------
                                         6,209,020      2,893,170      3,315,850

--------------------------------------------------------------------------------
                                      $ 11,851,982   $  6,707,904   $  5,144,078
================================================================================

================================================================================
                                                                            2000
--------------------------------------------------------------------------------

                                                      Accumulated       Net book
                                              Cost   amortization          value
--------------------------------------------------------------------------------

Software and computer
  equipment                           $  2,513,680   $  1,540,807   $    972,873
Furniture and equipment                  1,654,293      1,274,107        380,186
Telephone systems                          271,730        189,108         82,622
Leasehold improvements                     807,189        388,130        419,059
--------------------------------------------------------------------------------
                                         5,246,892      3,392,152      1,854,740

Assets under capital leases:
    Rolling stock                        2,688,062        731,993      1,956,069
    Furniture and equipment                781,402        454,287        327,115
    Telephone systems                      226,624        154,478         72,146
    Computer equipment                     865,655        678,243        187,412
    ----------------------------------------------------------------------------
                                         4,561,743      2,019,001      2,542,742

--------------------------------------------------------------------------------
                                      $  9,808,635   $  5,411,153   $  4,397,482
================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

7.    Deferred charges:

================================================================================
                                                                            2002
--------------------------------------------------------------------------------
                                                       Accumulated      Net book
                                               Cost   amortization         value
--------------------------------------------------------------------------------

Costs related to specific contracts     $   663,467    $   102,968   $   560,499
================================================================================

================================================================================
                                                                            2001
--------------------------------------------------------------------------------
                                                       Accumulated      Net book
                                               Cost   amortization         value
--------------------------------------------------------------------------------

Costs related to specific contracts     $    62,073    $    31,829   $    30,244
================================================================================

================================================================================
                                                                            2000
--------------------------------------------------------------------------------
                                                       Accumulated      Net book
                                               Cost   amortization         value
--------------------------------------------------------------------------------

Costs related to specific contracts     $   133,504    $   119,593   $    13,911
================================================================================

8.    Bank indebtedness:

      Bank indebtedness of an authorized amount of $3,000,000 ($3,500,000 in 2001 and 2000), bearing interest at prime rate plus 2%, is payable upon demand. The prime rate was at 4.5% as at December 31, 2002. The debt is secured by a first rank movable hypothec on accounts receivable and inventories. The credit facility is renewable annually. Certain covenants have to be met under the credit agreements. The Company was in default of the restrictive covenants on December 31, 2002 (see note 1). Subsequent to year-end, the Company's banker cancelled the credit facility (see note
      20).

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

9.    Debentures:

      (a) The debentures bear interest at the Bank of Canada prime rate plus 3% and are payable on a monthly basis.

            The debentures are redeemable at the option of the Company at par value. If a holder of debentures receives a notice of redemption on or before October 31, 2003, the holder may elect to convert the debentures into shares of the Company at a conversion rate of one share for two debentures. After October 31, 2003, the holder of debentures may elect for the Company to repurchase all of their debentures at a price of $1 per debenture.

            At any time after April 30, 2001 but before November 1, 2003, the holder of debentures can convert the debentures into shares of the Company, at the conversion rate of one share for every two debentures. No debentures were converted as at December 31, 2002, 2001 and 2000.

      (b) Subsequent to December 31, 2002, a holder of debentures having a carrying value of $155,000 renounced his right to elect for the repurchase of his debentures; the holder's conversion rights remain in effect.

10.   Long-term debt:

========================================================================================
                                                        2002          2001          2000
----------------------------------------------------------------------------------------

Loan, bearing interest at prime rate plus 1%,
  payable in monthly instalments of $18,800,
  plus interest, maturing in August 2006,
  secured by all present and future intangible
  assets and by a security on all assets of
  the Company, subordinated to the bank loan
  Certain conditions and covenants have to be
  met under the credit agreement                 $   827,200   $ 1,034,000   $ 1,203,200

Bank loan under a revolving credit agreement,
  bearing interest at prime rate plus 1 1/2%,
  matured in May 2002                                     --        29,185        99,181
----------------------------------------------------------------------------------------
                                                     827,200     1,063,185     1,302,381

Less current portion of long-term debt               827,200       235,985       295,596

----------------------------------------------------------------------------------------
                                                 $        --   $   827,200   $ 1,006,785
========================================================================================

      As at December 31, 2002, the Company was in default to maintain financial ratios as defined in its credit agreement (see note 20).

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

11.   Obligations under capital leases:

      The minimum lease payments related to obligations under capital leases are as follows:

========================================================================================
                                                      2002           2001           2000
----------------------------------------------------------------------------------------

Year ending December 31:
       2001                                    $        --    $        --    $   951,053
       2002                                             --      1,218,434        840,518
       2003                                      1,133,681        897,313        821,504
       2004                                        657,387        821,981        124,953
       2005                                        434,631        562,755          4,710
       2006                                         61,096             --             --
       2007                                          6,107             --             --
----------------------------------------------------------------------------------------
Total minimum lease payments                     2,292,902      3,500,483      2,742,738

Less amount representing
  interest at rates ranging from 7% to 13.6%      (210,797)      (405,512)      (330,521)

----------------------------------------------------------------------------------------
Present value of net minimum capital
  lease payments                                 2,082,105      3,094,971      2,412,217

Less current portion of obligations
  under capital leases                          (1,005,738)    (1,008,120)      (776,251)

----------------------------------------------------------------------------------------
                                               $ 1,076,367    $ 2,086,851    $ 1,635,966
========================================================================================

12.   Due to RBA Trust:

      RBA Trust received all amounts received from clients related to service contracts for which amounts received exceed a one-month period. The repayment of the due to RBA Trust is guaranteed by a second rank hypothec on accounts receivable and inventories of the Company. The amount due bears interest at a rate to be determined by the trustee and is payable on demand.

13.   Long-term payable:

      After December 31, 2002, the Company entered into an agreement with two suppliers whereby a portion of supplier accounts payable was refinanced on a long-term basis as follows:

      (1) Long-term payable in the amount of $3,404,248, bearing interest at a rate 8% per annum, repayable by way of eighteen principal monthly instalments of $189,125 starting June 15, 2003, with the exception of the months of September 2003, March 2004 and September 2004 for which no instalments are required. Interest in the amount of $200,000 and $109,823 is payable on March 15, 2005 and April 15, 2005, respectively.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

13.   Long-term payable (continued):

      (Continued):

      (2) Long-term payable in the amount of $1,355,732, bearing interest at a rate 8% per annum, repayable by way of eighteen principal monthly instalments of $75,318 starting June 15, 2003, with the exception of the months of September 2003, March 2004 and September 2004 for which no instalments are required. Interest in the amount of $65,693 is payable on March 15, 2005 and April 15, 2005.

      The portion of the accounts payable which was outstanding as at December 31, 2002 and which was refinanced by the two promissory notes amounts to $2,530,458 and $1,355,732.

      In order to reflect these agreements on the balance sheet as at December 31, 2002, an amount of $2,600,000 has been reclassified as a long-term payable.

14.   Share capital:

      Authorized:

            The Company is authorized to issue an unlimited number of participating common shares without par value of the following classes:

                  Class "A", voting

                  Class "B", non-voting

            The Company is also authorized to issue an unlimited number of preferred shares with non-cumulative 1% monthly dividend, redeemable or retractable at an amount equal to the consideration paid without par value, of the following classes:

                  Class "A" voting and redeemable

                  Class "B" non-voting and redeemable

                  Class "C" voting, redeemable and retractable

                  Class "D" non-voting, redeemable and retractable

                  Class "E" non-voting and redeemable

===============================================================================
                                                 2002         2001         2000
-------------------------------------------------------------------------------

Issued and fully paid:
    1,170,000 Class "A"  common shares      $ 184,074    $ 184,074    $ 184,074
    1,000,000 Class "C" preferred shares        1,000        1,000        1,000
    Treasury shares                           (90,819)     (91,284)    (109,697)

-------------------------------------------------------------------------------
                                            $  94,255    $  93,790    $  75,377
===============================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

14.   Share capital (continued):

      In prior years, a trust was set up to hold 200,000 Class A common shares of the Company in order to allow employees of the Company to buy common shares. The following table reflects the activities of the trust from December 31, 1999 trough December 31, 2002:

===============================================================================
                                                        Class A            Cash
                                                         shares   consideration
-------------------------------------------------------------------------------

Unallocated shares, December 31, 1999                    33,220      $  109,483
    Sold                                                 (1,361)         (1,891)
    Repurchased                                           1,016           2,105

-------------------------------------------------------------------------------
Unallocated shares, December 31, 2000                    32,875         109,697
    Sold                                                (12,529)        (28,650)
    Repurchased                                           4,477          10,237

-------------------------------------------------------------------------------
Unallocated shares, December 31, 2001                    24,823          91,284
    Sold                                                 (3,129)         (5,073)
    Repurchased                                           4,422           4,608

-------------------------------------------------------------------------------
Unallocated shares, December 31, 2002                    26,116      $   90,819
===============================================================================

      The unallocated shares have been shown as treasury shares and are presented as a reduction of the share capital of the Company.

      The Company has established a stock option plan for some of its employees. Under certain conditions, designated employees can purchase a number of Class "A" common shares of the Company at a purchase price of $1.45 per share. These options are exercisable until February 22, 2005.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

14.   Share capital (continued):

      The following table reflects the activities of the Company's stock option plan from December 31, 1999 through December 31, 2002:

================================================================================
                                                                Balanced average
                                                     Shares       exercise price
--------------------------------------------------------------------------------

Outstanding, December 31, 1999                      180,348          $      1.45

Options cancelled                                   (10,000)                1.45

--------------------------------------------------------------------------------
Options exercisable, December 31, 2000              170,348                 1.45

Options cancelled                                   (11,000)                1.45

--------------------------------------------------------------------------------
Options exercisable, December 31, 2001              159,348                 1.45

Options cancelled                                   (13,000)                1.45

--------------------------------------------------------------------------------
Options exercisable, December 31, 2002              146,348          $      1.45
================================================================================

15.   Commitment:

      The Company is committed under operating leases for premises and computers, to the following annual payments:

================================================================================
                                        Premises       Computers           Total
--------------------------------------------------------------------------------

2003                                  $1,306,278      $   19,997      $1,326,275
2004                                   1,139,898              --       1,139,898
2005                                     788,116              --         788,116
2006                                     747,861              --         747,861
2007                                     646,631              --         646,631
2008 and thereafter                    1,792,083              --       1,792,083

--------------------------------------------------------------------------------
                                      $6,420,867      $   19,997      $6,440,864
================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

16.   Contingencies:

      (i) The Company has guaranteed a loan received by a shareholder from a lender incurred in August 1995 for the purchase of shares of the Company previously held by another shareholder. This loan is also guaranteed by a first rank hypothec on the shareholders' shares as well as by a life insurance policy on the shareholder's life amounting to $350,000. At the request of the Company's lender, the Company reimbursed $90,082 of the shareholder loan. As at December 31, 2002, the balance of the loan is $14,163.

      (ii) The Company has been named a defendant in a legal action claiming reimbursement of the unused portion of a prepaid service contract in the amount of $285,000. Management is of the opinion that there is a strong defense against the claim, however, a provision for losses in the amount of $124,000 has been reflected in the accounts of the Company for this matter.

      (iii) A shareholder has commenced legal proceedings to require that his shares be repurchased by the Company for an amount of $900,000. In the opinion of management, this matter is without substantial merit and no provision has been made in the accounts.

17.   Income taxes:

      The tax effects of temporary differences that give rise to significant portions of the future tax assets and future tax liabilities at December 31, 2002, 2001 and 2000 are presented below:

========================================================================================
                                                      2002           2001           2000
----------------------------------------------------------------------------------------

Future tax liabilities:
    Capital assets - differences in net book
      value and undepreciated capital cost     $   190,641    $   303,012    $   376,575
    Deferred charges                               144,993          9,822          3,156

----------------------------------------------------------------------------------------
Total future tax liability                         335,634        312,834        379,731

Future tax assets:
    Non-capital loss carryforwards               1,280,490        625,600             --
    Other                                           12,055         12,513             --

----------------------------------------------------------------------------------------
Total future tax assets                          1,292,545        638,113             --

Less valuation allowance                          (956,911)      (325,279)            --
----------------------------------------------------------------------------------------
                                                   335,634        312,834             --

----------------------------------------------------------------------------------------
Net future tax liability                       $        --    $        --    $   379,731
========================================================================================

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

18.   Pension plan:

      The Company has a defined contribution pension plan which is offered on an optional basis to the employees. Under the terms of the plan, the employees may contribute 4% of their annual salary up to a maximum of $1,500 per year and up to $3,500 for certain executives. The Company will match the employees' contributions for the year. The expense related to the plan for the year amounted to $392,838 (2001 - $397,625; 2000 -
      $391,271).

19.   Financial instruments:

      (a)   Credit risk:

            The Company has a credit risk exposure arising from two clients which represent 59% of the accounts receivable balance as at December 31, 2002.

            In the normal course of business, the Company evaluates the financial condition of its customers on a continuing basis and reviews the creditworthiness of all new customers. The Company determines an allowance for doubtful accounts to reflect specific customer risks.

      (b)   Fair value of financial instruments:

            The fair value of financial assets and liabilities, except for the long-term debt and the obligations under capital leases, approximates their carrying values due to the short-term to maturity for these financial assets and liabilities.

            The carrying value of the long-term debt approximates its fair value given that the contractual rates are based on current market rates for similar financial instruments.

            The fair value of the obligations under capital leases is approximately $1,900,000 (2001 - $2,740,000; 2000 - $2,050,000) and
            was determined by discounting future cash flows at current market rates.

20.   Subsequent events:

      The Company entered into a new financing agreement whereby the financed amount is based on eligible receivables of the Company. Under the terms of this new agreement, the Company has guaranteed to the lender minimum annual discount revenue of $250,000 and will be charged $5,000 in monthly administration fees. The new financing bears interest at prime plus 2.5% and is secured by a hypothec of $7,000,000 on all of the assets of the Company and ranking first on receivables and inventory and a personal guarantee by Richard Besner.

      The Company must obtain release from former lenders before the agreement becomes effective and the Company has decided to reimburse the long-term debt in June 2003.

      In addition, the Company entered into an agreement with two suppliers as described in note 13.

RBA INC.
Notes to Financial Statements, Continued

Years ended December 31, 2002, 2001 and 2000

================================================================================

21.   Reconciliation to United States GAAP:

      The financial statements of the Company are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

Statement of operations:

-------------------------------------------------------------------------------------
                                                                 2002            2001
-------------------------------------------------------------------------------------

Net loss in accordance with Canadian GAAP                $ (2,147,848)   $ (1,390,954)

Current year adjustment:
    Deferred charges (i)                                     (530,255)        (16,333)

-------------------------------------------------------------------------------------
Net loss in accordance with United States GAAP           $ (2,678,103)   $ (1,407,287)
=====================================================================================

Statement of deficit:

=====================================================================================
                                                                 2002            2001
-------------------------------------------------------------------------------------

(Deficit) retained earnings, end of year in accordance
  with Canadian GAAP                                     $ (1,086,413)   $  1,061,435

Adjustment to retained earnings related to deferred
  charges (i)                                                (560,499)        (30,244)

-------------------------------------------------------------------------------------
(Deficit) retained earnings, end of year in accordance
  with United States GAAP                                $ (1,646,912)   $  1,031,191
=====================================================================================

      (i) Deferred charges comprise capitalized expenses related to specific contracts with customers. These deferred charges are amortized over the periods of the contracts to which they relate. United States GAAP requires such costs to be expensed as incurred.